UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2026

C2 Blockchain, Inc.

(Exact name of registrant as specified in its charter)

NV	000-56340	87-2645378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12818 SW 8th St, Unit #2008

Miami, FL 33184

(Address of principal executive offices)

888-437-3432

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Unless otherwise indicated or the context otherwise requires, references in this report to “we,” “us,” “our,” “C2 Blockchain,” or the “Company” refer to C2 Blockchain, Inc.

Item 8.01 Other Events

On April 15, 2026, the Board of Directors of C2 Blockchain, Inc. (the “Company”) approved the rescission and cancellation of an aggregate of 245,000,000 shares of the Company’s common stock previously issued to Mendel Holdings LLC, an entity owned and controlled by Levi Jacobson, the Company’s sole officer and director.

Mendel Holdings LLC agreed in writing to voluntarily return the shares to the Company for cancellation and to relinquish all rights, title, and interest therein.

The shares have been returned to the status of authorized but unissued shares of common stock. No consideration was paid by the Company in connection with the cancellation of these shares.

Levi Jacobson is the Company’s controlling shareholder.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C2 Blockchain, Inc.

Dated: April 17, 2026

By: /s/ Levi Jacobson

Levi Jacobson

Chief Executive Officer, President, and Director